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MARVEL REPORTS Q1 2007 EPS OF $0.56 DRIVEN

BY STRENGTH ACROSS ALL BUSINESSES

- Spider-Man 3 Sequel Takes Box Office by Storm with

Record-Setting $151 Million Opening Weekend -

New York, New York – May 8, 2007 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, today reported operating results for the first quarter ended March 31, 2007.

For Q1 2007, Marvel reported that net sales rose to $151.4 million and net income increased to $46.8 million, or $0.56 per diluted share, compared to net sales of $90.1 million and net income of $17.5 million, or $0.19 per diluted share, in Q1 2006. The year-over-year increases in net income and EPS are largely attributable to the strength of the company’s licensing operations, complemented by increased contributions from both toys and comic book publishing. Q1 2007 results reflect the recognition of much of the minimum licensing guarantees related to Marvel’s Spider-Man merchandising joint venture (JV) with Sony generated by the release of the Spider-Man 3 feature film last weekend.

Marvel Entertainment, Inc. Segment Net Sales/Operating Income (in Millions)
		Three Months Ended
		3/31/07	3/31/06
Licensing:	Net Sales	$ 98.9	$ 39.6
	Operating Income	80.9	25.2
Publishing:	Net Sales	27.5	23.9
	Operating Income	11.5	8.9
Toys:	Net Sales	25.0	26.6
	Operating Income	15.3	4.0
Film Production: Operating Costs (1)		(3.0)	(1.5)
Corporate Overhead:		(3.6)	(4.6)
TOTAL NET SALES		$151.4	$ 90.1
TOTAL OPERATING INCOME		$101.1	$ 32.0

(1)	These costs principally consist of compensation related to personnel devoted to the Company’s film production efforts, which efforts commenced late in the fourth quarter of 2005.

Marvel’s Chairman, Morton Handel, commented, “Marvel’s businesses benefited from global visibility and demand created for Marvel-branded merchandise, primarily from the recent release of major studio-licensed feature films including Spider-Man 3, which achieved a record-breaking opening weekend domestic box office of $151 million. Our Q1 performance also reflects the diverse base of revenue sources that we have built across consumer product segments.

“We are very pleased with our partnership with Hasbro and their performance under our toy license agreement. With the support of our toy division personnel, Hasbro has executed a broad and compelling toy line across multiple categories, and the line is performing well in the marketplace. Of note, the release of Spider-Man 3 triggered a second, non-refundable minimum guarantee payment to Marvel, amounting to $70 million, pursuant to our toy license agreement with Hasbro. That payment

Marvel Entertainment Q1 2007 Results, 5/8/07	page 2 of 8

has already been received in the second quarter and will be recognized as revenue in future periods as royalties are ‘earned out’ under the agreement.

“Marvel is working on a growing array of initiatives to drive consumer exposure and provide new revenue streams in coming years. These initiatives adhere to our risk- and capital-averse business model. In support of our Marvel Studios film slate, we have partnered with Sega® to produce video games based on Iron Man and The Incredible Hulk as well as Captain America and Thor. Additionally, in late March we executed a license agreement in connection with the development in Dubai of a major new theme park destination centered on the Marvel Universe of characters. Work has also begun on Marvel’s first Broadway project, with the development, by our licensee, of a Spider-Man musical led by director Julie Taymor. Music for the project is being created by Bono and The Edge of the rock band U2. Both initiatives will take several years to develop but are expected to support Marvel’s core objectives.

“Lastly, work on our Marvel Studios self-produced feature film line-up for 2008 progresses on schedule. Principal photography is proceeding well and on schedule for Iron Man, and pre-production on Hulk, the filming of which is scheduled to begin this summer, is achieving important milestones. Recent progress includes the casting of Edward Norton in the lead role of Bruce Banner and Liv Tyler as his love interest, Betty Ross.”

First Quarter Segment Review:

•

Licensing Segment net sales more than doubled from the year-ago period to $98.9 million, primarily due to the contribution of Marvel’s Spider-Man merchandising joint venture (JV) with Sony and strength in domestic licensing. The Spider-Man JV had revenues of $56.9 million in Q1 2007 which were triggered by the passing of the “on-shelf date” related to Spider-Man 3 feature film. International licensing sales declined slightly from Q1 2006 levels, principally due a gain recorded in the Q1 2006 period. Revenues from Marvel Studios increased due to participation payments on past films as well as option payments on potential future films.

Marvel Entertainment, Inc. Licensing Sales by Division (Unaudited) (in millions)
	Three Months Ended
	3/31/07	3/31/06
Domestic Consumer Products	$ 27.2	$ 23.7
International Consumer Products	11.4	12.1
Spider-Man L.P. (Domestic and International)	56.9	2.0
Marvel Studios	3.4	1.8
Total Licensing Segment	$ 98.9	$ 39.6

•

Marvel’s Publishing Segment net sales increased 15% or $3.6 million from Q1 2006 to $27.5 million principally due to higher unit volumes in the direct and bookstore markets and a price increase that was instituted on various titles during April 2006. Comic book sales also benefited from the final two issues of Civil War, a high-profile special comic book series which has tie-ins to established comic book series, and Dark Tower, a comic book series based on novels by Stephen King, sales of which began in the first quarter of 2007. Publishing segment operating income in Q1 2007 was $11.5 million with an operating margin of 42%, compared to $8.9 million in operating income and an operating margin of 37% in the prior-year period. The improvement in operating margin principally reflects the benefit of operating leverage on higher sales.

•

The transition in Marvel’s Toy Segment net sales from toys produced by Marvel in 2006 to toy production principally by Hasbro, Marvel’s master toy licensee, in 2007, contributed to a modest year-over-year decrease in segment revenues to $25.0 million versus $26.6 million in Q1 2006.

Marvel Entertainment Q1 2007 Results, 5/8/07	page 3 of 8

However, margins improved sharply in the Toy Segment in Q1 2007 reflecting contributions of higher margin license and service fee income. Sales recorded in 2006 as wholesale sales subject to the corresponding cost of revenues expense generated operating margins of 15% versus operating margins of 61% achieved in Q1 2007.

Balance Sheet Update:

As of March 31, 2007, Marvel had cash and investments of $40.8 million (including $10.6 million in restricted cash) and no borrowings under its $100 million line of credit with HSBC Bank. During the first quarter of 2007, Marvel purchased approximately 829,000 shares, at an average price of $26.75 under its repurchase program. As of March 31, 2007, the Company had $27.9 million remaining under its $100 million share repurchase authorization announced June 5, 2006.

Marvel Studios Entertainment Pipeline (Development and release dates for licensed properties are controlled by studio partners)
Licensed Marvel Character Feature Film Line-Up For 2007
Film/Character	Studio/Distributor	Status
Ghost Rider	Sony	Released February 16, 2007
Spider-Man 3	Sony	Released May 4, 2007
Fantastic Four: Rise of the Silver Surfer	Fox	June 15, 2007 release
Film Projects Being Developed by Marvel – partial list
Film/Character	Studio	Status
Iron Man	Marvel	Principal photography in progress; May 2, 2008 release (1)
The Incredible Hulk	Marvel	Pre-production, June 13, 2008 release
Ant-Man	Marvel	Writer and director engaged
Captain America	Marvel	Writer engaged
Nick Fury	Marvel	Writer engaged
Thor	Marvel	Writer engaged
The Avengers	Marvel	Writer engaged
Marvel Character Animated TV Projects
Character	Studio	Status
Fantastic Four	Moonscoop SAS (France)	26, 30 minute episodes; U.S. distribution on Cartoon Network started in September 2006; scheduled to relaunch in June 2007
Spider-Man	Sony	In development; US distribution agreement with Kids’ WB!
Wolverine and the X-Men	First Serve Toonz (India)	26, 30 minute episodes in development
Iron Man	Method Films (France)	26, 30 minute episodes in development
Marvel Character Animated Direct-to-DVD Projects
Title	Partner	Status
The Invincible Iron Man	Lionsgate	Released January 2007
Doctor Strange	Lionsgate	August 14, 2007 release
Teen Avengers	Lionsgate	Targeted July 2008 release (1)
Marvel Character Live Stage Projects
Project	Producer	Status
Spider-Man the Musical	Hello Entertainment/David Garfinkle, Martin McCallum, Marvel Entertainment, SONY Pictures Entertainment	In development/opening date to be determined; Julie Taymor director; music & lyrics by U2’s Bono and The Edge; (1)

Marvel Entertainment Q1 2007 Results, 5/8/07	page 4 of 8

2007 – 2008 Video Game Releases (Release dates controlled by Publishing partner)
Publisher	Title	Status
Take-Two	Ghost Rider	Released Q1 2007
Konami	Marvel Vs. Card Game	Released Q1 2007
Activision	Spider-Man 3	Released Q2 2007
Take-Two	Fantastic Four II	Q2 2007
Sega	Iron Man	Targeted 2008 (1)
Sega	The Incredible Hulk	Targeted 2008 (1)
(1)	Represents a change from the previously supplied schedule

Financial Guidance:

Marvel reiterated its 2007 financial guidance for net sales, net income and diluted earnings per share, as reflected in the table below. A few key metrics for Marvel’s 2007 guidance are highlighted below.

Marvel Entertainment, Inc. – Financial Guidance
(in millions, except per-share amounts)	2007 Guidance (2)	2006 Actual
Net sales	$375 - $435	$352
Net income	$111 - $132	$59
Diluted EPS	$1.30 - $1.55	$0.67

(2) As previously provided on February 26, 2007.

Primary 2007 Financial Guidance Drivers:

•	Expected strong Spider-Man movie merchandise licensing triggered by the theatrical release of the Spider-Man 3 movie.
•	Toy license contributions related to Marvel’s toy license agreement with Hasbro.
•	Initial film license revenue contributions from feature films slated for release in 2007.
•	Strong contributions from domestic and international licensing revenues.
•	Strong growth in interactive revenues from anticipated license fees in excess of minimum guarantees.
•	Continued, modest top-line and bottom-line growth from the publishing division.
•	An estimated effective tax rate of 38-40% in 2007.
•	Marvel anticipates the majority of its revenue and net income for 2007 will occur in the first half of the year.
•	Marvel’s guidance is based on 84 million diluted shares outstanding for 2007 and does not reflect any prospective share repurchase activity in 2007.

Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success may result in variations and uncertainty in forecasting the Company’s financial results. These factors could have a material impact on year-over-year and sequential quarterly results comparisons as well as Marvel’s ability to achieve the financial performance included in its financial guidance.

About Marvel Entertainment, Inc.

With a library of over 5,000 high-profile characters built over more than sixty years of comic book publishing, Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies. Marvel utilizes its character franchises in licensing, entertainment (via Marvel Studios), publishing (via Marvel Comics) and toys, with emphasis on feature films, home DVD, consumer products, video games, action figures and role-playing toys, television and promotions. Marvel's strategy is to leverage its franchises in a growing array of opportunities around the world. For more information visit www.marvel.com.

Marvel Entertainment Q1 2007 Results, 5/8/07	page 5 of 8

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's licensees, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, and concentration of Marvel’s toy business in a single licensee.

In addition, in connection with Marvel Studios’ film production operations, including those related to the slate of feature films Marvel plans to produce on its own with proceeds from its $525 million film slate facility (the “Film Facility”), the following factors, among others, could cause Marvel’s or Marvel Studios’ financial performance to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) the potential lack of popularity of Marvel’s films, (iii) the expense associated with producing films, (iv) union activity or other events which could interrupt film production, (v) changes or disruptions in the way films are distributed, including a decline in the profitability of the DVD market, (vi) piracy of films and related products, (vii) Marvel Studios’ dependence on a single distributor for its self-produced films, (viii) that Marvel will depend on its film distributors for the implementation of internal controls related to the accounting of film-production activities, (ix) Marvel’s potential inability to meet the conditions necessary for an initial funding of a film under the Film Facility, (x) Marvel’s potential inability to obtain financing to make more than four films if certain tests related to the economic performance of the film slate are not satisfied (specifically, an interim asset test and a foreign pre-sales test) and (xi) fluctuations in reported income or loss related to the accounting of film-production activities.

These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:

Matt Finick – SVP Corporate Development	David Collins, Richard Land
Marvel Entertainment, Inc.	Jaffoni & Collins
212/576-4035	212/835-8500
mfinick@marvel.com	mvl@jcir.com

Marvel Entertainment Q1 2007 Results, 5/8/07	page 6 of 8

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2007	2006

Net sales	$151,402	$90,058

Costs and expenses:
Cost of revenues (excluding depreciation expense)	14,886	23,883
Selling, general and administrative	33,270	33,778
Depreciation and amortization	1,840	2,293
Total costs and expenses	49,996	59,954
Other (expense) income, net	(349)	1,915
Operating income	101,057	32,019
Interest expense	2,902	3,234
Interest income	467	436
Income before income tax expense and minority interest	98,622	29,221
Income tax expense	38,311	11,237
Minority interest in consolidated joint venture	13,469	475
Net income	$46,842	$17,509

Basic earnings per share	$0.56	$0.20
Weighted average number of basic shares outstanding	83,161	86,114

Diluted earnings per share	$0.56	$0.19
Weighted average number of diluted shares outstanding	84,020	91,467

Comprehensive income:
Net income	$46,842	$17,509
Other comprehensive income (loss)	(1,183)	58
Comprehensive income	$45,659	$17,567

Marvel Entertainment Q1 2007 Results, 5/8/07	page 7 of 8

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	March 31, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$11,346	$31,945
Restricted cash	10,609	8,527
Short–term investments	18,876	–
Accounts receivable, net	41,885	59,392
Inventories, net	11,115	10,224
Income tax receivable	5,801	45,569
Deferred income taxes, net	11,074	22,564
Advances to joint venture partner	–	8,535
Prepaid expenses and other current assets	4,410	7,231
Total current assets	115,116	193,987

Molds, tools and equipment, net	4,615	4,444
Product and package design costs, net	1,040	1,497
Film production costs	47,609	15,055
Goodwill	346,152	341,708
Accounts receivable, non–current portion	10,827	12,879
Deferred income taxes, net	32,233	36,406
Deferred financing costs	14,921	15,771
Other assets	1,651	2,118
Total assets	$574,164	$623,865

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,574	$5,112
Accrued royalties	66,004	68,467
Accrued expenses and other current liabilities	28,185	38,895
Deferred revenue	94,681	140,072
Minority interest to be distributed	2,973	–
Total current liabilities	195,417	252,546
Accrued royalties, non-current portion	12,322	12,860
Deferred revenue, non-current portion	14,635	35,667
Line of credit	–	17,000
Film facilities	49,500	33,200
Income tax payable, net	36,782	10,999
Other liabilities	6,661	6,702
Total liabilities	315,317	368,974

Commitments and Contingencies (Note 9)

Stockholders’ equity:
Preferred stock		–
Common stock	1,285	1,284
Additional paid-in capital	709,541	710,460
Retained earnings	256,692	228,466
Accumulated other comprehensive loss	(3,616)	(2,433)
Total stockholders’ equity before treasury stock	963,902	937,777
Treasury stock, at cost	(705,055)	(682,886)
Total stockholders’ equity	258,847	254,891

Total liabilities and stockholders’ equity	$574,164	$623,865

Marvel Entertainment Q1 2007 Results, 5/8/07	page 8 of 8

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net income	$46,842	$17,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,840	2,293
Provision for doubtful accounts	425	–
Amortization of deferred financing costs	1,245	1,245
Unrealized loss on interest rate cap	444	–
Non-cash charge for stock-based compensation	2,231	3,556
Excess tax benefit from stock-based compensation	(502)	(698)
Gain on sale of equipment	–	(19)
Deferred income taxes	15,607	(17,196)
Minority interest in joint venture (net of distributions of $1,961 in 2007 and $1,814 in 2006)	11,508	(1,339)
Changes in operating assets and liabilities:
Accounts receivable	19,134	(12,268)
Income tax receivable	40,915	–
Inventories	(891)	(6,060)
Prepaid expenses and other current assets	2,821	389
Film production costs	(32,554)	–
Other assets	23	93
Deferred revenue	(66,423)	121,587
Income taxes payable	–	15,041
Accounts payable, accrued expenses and other current liabilities	(18,376)	(29,202)
Net cash provided by operating activities	24,289	94,931

Cash flows from investing activities:
Purchases of molds, tools and equipment	(1,256)	(4,370)
Expenditures for product and package design	(298)	(4,695)
Proceeds from sale of fixed assets	–	38
Sales of short-term investments	29,133	75,632
Purchases of short-term investments	(48,009)	(65,532)
Change in restricted cash	(2,082)	1,052
Net cash (used) provided by investing activities	(22,512)	2,125

Cash flows from financing activities:
Borrowings from film facilities	16,300	1,000
Borrowings from line of credit	2,000	–
Repayments of line of credit	(19,000)	–
Deferred financing costs	(395)	–
Purchases of treasury stock	(22,169)	(106,921)
Exercise of stock options	368	919
Excess tax benefit from stock-based compensation	502	698
Net cash (used) in financing activities	(22,394)	(104,304)

Effect of exchange rates on cash	18	18
Net (decrease) in cash and cash equivalents	(20,599)	(7,230)
Cash and cash equivalents, at beginning of period	31,945	24,227
Cash and cash equivalents, at end of period	$11,346	$16,997

Supplemental disclosures of cash flow information:
Interest paid during the period	$1,817	$1,552
Income taxes paid during the period	$1,185	$13,483
Treasury stock repurchases settled in April 2006	$–	$17,339
Income tax refund	$19,000	$–

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